UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: This Amendment No. 1 to the Proxy Statement, dated May 1, 2023 (this “Amendment”) amends the definitive proxy statement filed by Heidrick & Struggles International, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2023 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2023 Annual Meeting of Stockholders, scheduled to be held virtually on Thursday, May 25, 2023 at 8:00 a.m. Central Time. This Amendment is being filed with the SEC and made available to stockholders on or about May 1, 2023.

This Amendment amends the Proxy Statement to correct a typographical error in the Board Diversity Matrix table on page 23 of the Proxy Statement, in which the “Male” and “Female” column headings were inadvertently reversed. The Board Diversity Matrix table is hereby replaced in its entirety with the following table:

Board Diversity Matrix (As of April 14, 2023)	Female	Male

Total Number of Directors: 7

Part I: Gender Identity

Directors	3	4

Part II: Demographic Background

African American or Black		1
Asian		1
White	3	2